Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report with respect to the financial statements of Metabasis Therapeutics, Inc. included in the Proxy Statement that is made a part of the Registration Statement (Form S-4 No. 333-163379) and Prospectus of Ligand Pharmaceuticals Incorporated for the registration of Contingent Value Rights of Ligand Pharmaceuticals Incorporated.

/s/ Ernst & Young LLP

San Diego, California

December 17, 2009